Exhibit 10.1

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (“Master Lease”) is made as of June 15, 2010, between TFG-COLORADO, L.P. (“Lessor”), a Utah limited partnership with its chief executive office at 3165 East Millrock Drive, Suite 400, Salt Lake City, Utah 84121, and BIONOVO, INC. (“Lessee”), a Delaware corporation with its chief executive office at 5858 Horton Street, Suite 400, Emeryville, CA 94608.

1.	SCOPE OF LEASE

Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the property and/or services described in each Lease Schedule (a “Schedule”) executed by Lessor and Lessee in connection with this Master Lease, together with any replacements, additions, substitutions or accessions thereto (collectively, the “Leased Property”). The Leased Property shall include any and all property and/or services paid for by Lessor in connection with the applicable Schedule including without limitation any property and/or services described in any partial or final acceptance certificate executed by Lessee in connection herewith or therewith. The terms of each Schedule are subject in all respects to this Master Lease; provided, however, that in the event of a conflict between this Master Lease and any Schedule, the Schedule shall govern. Each Schedule shall constitute a separate and independent lease, and the term “Lease” shall refer to any individual Schedule entered into pursuant to this Master Lease.

2.	LEASE TERM

(a) The term of any Lease (the “Term”), as to the Leased Property designated on the applicable Schedule, shall commence on the Acceptance Date and shall continue for the period ending that number of months designated as the “Base Term” in the applicable Schedule following the Commencement Date, and including any extensions or renewals thereof. The “Acceptance Date” shall mean the date that is the earlier of (i) the date set forth in the final acceptance certificate for all such Leased Property in connection with the applicable Schedule (a “Final Acceptance Certificate”) and (ii) if Lessee does not for any reason sign a Final Acceptance Certificate, the Acceptance Date shall be a date determined by Lessor which shall be no earlier than either the date of the last payment made by Lessor to any Supplier or the date Lessee receives the last item of Leased Property. The “Commencement Date” shall mean the first day of the calendar quarter following the Acceptance Date. Thereafter, Lessee shall have the options set forth in Section 19.

        (b) In the event Lessee requests Lessor, prior to the Acceptance Date of any Lease (such period being referred to herein as the “Progress Period”), to advance payments to any supplier or manufacturer (a “Supplier”) (or to reimburse Lessee for deposits or other payments made to a Supplier) to purchase items of Leased Property (all such payments, “Progress Payments”), Lessor may, in its sole and absolute discretion, make such Progress Payments. In consideration of such Progress Payments, Lessee shall pay to Lessor a daily pro rata service charge calculated by multiplying the Lease Rate Factor specified in the applicable Schedule by the amount of such Progress Payment divided by thirty (30) (the “Progress Service Charge”). The Progress Service Charge shall be billed to Lessee monthly and payable in arrears on the last day of each such month. The Progress Service Charge shall apply at all times during the Progress Period and shall begin on the date designated as the “Partial Acceptance Date” in any Partial Acceptance and Authorization delivered in connection with the applicable Schedule and shall continue until all items of Leased Property specified in the Lease are installed, tested and finally accepted by Lessee, as evidenced by Lessee’s execution and delivery of the Final Acceptance Certificate, which date shall be deemed to be the Acceptance Date. The Progress Service Charge shall likewise apply to the delivery to Lessee of any item of Leased Property occurring prior to the Acceptance Date and shall begin as of the date of such delivery, such period being deemed to fall within the Progress Period. If any Progress Service Charge remains unpaid after its due date, such shall be deemed an Event of Default and late charges shall accrue pursuant to Section 3(b).

        (c) During any period prior to the Acceptance Date for a given Lease, if any change in market conditions shall occur which affects Lessor’s ability to secure nonrecourse underwriting for the Lease (a “Market Change”), or if any of the following shall occur, each of which shall constitute an Event of Default: (i) the occurrence of any event set forth in Section 16, (ii) Lessee does not accept all of the Leased Property to be included in the applicable Schedule within ninety (90) days after the first Progress Payment is made therefor, or (iii) any material adverse change in Lessee’s creditworthiness or financial condition as determined by Lessor in its sole and absolute discretion. Upon the occurrence of any such Market Change or Event of Default, Lessor may, in its sole and absolute discretion, do one or more of the following: (A) cease all Progress Payments, (B) commence the applicable Schedule for those items of Leased Property paid for with any Progress Payment with the Acceptance Date determined in accordance with Section 2(a) hereof, (C) extend the period of time for Lessee to accept all of the Leased Property by up to another ninety (90) days, (D) require Lessee to reimburse Lessor for all unpaid Progress Service Charges, plus the Casualty Loss Value and all taxes, late fees and other payments, costs and expenses incurred by Lessor in connection therewith, including without limitation reasonable attorney fees, and (E) exercise any rights or remedies available to Lessor under this Master Lease, at law or in equity. In the event Lessor commences the Lease pursuant to Section 2(c)(B), Lessee hereby grants to Lessor an irrevocable power of attorney

Master Lease Number: TFG/BI 061510

to execute any applicable Schedule, amendment, agreement, instrument or other ancillary document related thereto.

(d) Lessee hereby unconditionally agrees to pay all amounts set forth in Section 2(c) to Lessor in full within ten (10) business days of demand, and upon receipt of said payment in full, Lessor shall release Lessee from further payment obligations under the applicable Schedule. In the case of Section 2(c)(D), upon receipt of all amounts required thereby, Lessor will convey its rights and interests in such Leased Property to Lessee and reassign to Lessee all purchase orders and contracts for such Leased Property. The parties hereby agree that amounts set forth in Section 2(c)(D) represent a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee’s Default or the occurrence of a Market Change and the value of the Leased Property at the time of such Default or Market Change and shall not be construed as a penalty.

3.	PAYMENTS OF RENT

(a) As consideration for Lessee agreeing to enter into this Master Lease and any Schedule, Lessee shall pay all Progress Service Charges, the aggregate rentals due and payable during the Term, including without limitation the Base Monthly Rental set forth in the applicable Schedule, and all other amounts and payments as shall be due and payable from time to time under the Lease. The Base Monthly Rental shall begin on the Acceptance Date and shall be due and payable by Lessee in advance on the first day of each month throughout the Term. If the Acceptance Date does not fall on the first day of a calendar month, then the first rental payment shall be calculated by multiplying the number of days from and including the Acceptance Date to the last day of such month by a daily rental equal to one-thirtieth (1/30) of the Base Monthly Rental, and shall be due and payable on the Acceptance Date. Lessee shall pay all rentals to Lessor at Lessor’s address set forth above (or as otherwise directed in writing by Lessor or its assigns), without notice or demand. LESSEE SHALL NOT ABATE, SET OFF OR DEDUCT ANY AMOUNT OR DAMAGES FROM OR REDUCE ANY BASE MONTHLY RENTAL OR OTHER PAYMENT DUE FOR ANY REASON. THIS LEASE IS NON-CANCELABLE FOR THE ENTIRE TERM AND ANY EXTENSION PERIODS.

        (b) If any rental or other payment due under any Lease shall be unpaid after its due date, then for each month such amount is due and unpaid, Lessee shall pay to Lessor, on demand, a late charge, but not as interest, the greater of twenty-five dollars ($25.00) or five percent (5%) of any such unpaid amount until paid in full, but in no event to exceed maximum lawful charges, and, in addition to said greater amount, any and all reasonable attorney fees and other costs incurred by Lessor in connection with Lessee’s failure to pay such amount when due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of the late payment by Lessee and shall not be construed as a penalty. Acceptance of such late charge by Lessee shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any other right and/or remedy granted to Lessor hereunder or at law or equity.

(c) All payments received hereunder shall be applied, in Lessor’s discretion, first, to any late charge; second, any costs or expenses incurred by Lessor in collecting such payment or to any other unpaid charges or expenses due hereunder, including interest, if any; and third, to Progress Service Charges or Base Monthly Rental, as applicable; provided, however, upon the occurrence of an Event of Default, Lessor may change the priority of the application of payments as it deems appropriate.

(d) In the event Lessor requires the payment of the first and/or last month’s Base Monthly Rental at the inception of any Lease or otherwise, any such payment shall be deemed a pre-payment of such Base Monthly Rental, and not a deposit of same, fully earned by Lessor at the time of receipt.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

(a) Lessee represents, warrants and covenants to Lessor as follows:

(1) Lessee’s state of formation, chief executive office and full and exact legal name are correctly set forth in the introductory paragraph of this Master Lease, and Lessee will notify Lessor in writing prior to any such change in state, office or name, but in no event later than fifteen (15) days following any such change.

(2) Lessee is, and at all times during the Lease shall be, duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its formation, has all power and authority required to use, lease or own its property and assets that it purports to use, lease or own and to carry on its business, and is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, including any jurisdiction where the Leased Property is to be located.

        (3) Lessee has all requisite power and authority to enter into and perform this Master Lease and each Schedule and any other agreement or instrument executed and delivered by Lessee in connection therewith (collectively, the “Lease Documents”). The execution, delivery and performance of the Lease Documents by Lessee have been duly authorized by all necessary action in accordance with the laws of the state of Lessee’s formation. The Lease Documents have been duly executed and delivered to Lessor by Lessee and each constitutes a valid and binding

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agreement of Lessee enforceable in accordance with its terms, and is not inconsistent with and/or violative of Lessee’s governing or other organizational documents.

(4) The execution, delivery and performance by Lessee of the Lease Documents do not violate any applicable law, regulation, rule or ordinance, and will not contravene any provision, or constitute a default under any indenture, mortgage, contract, or other agreement or instrument to which Lessee or its properties are bound.

(5) No action, permit or consent by any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by Lessee of the Lease Documents.

(6) The Leased Property is leased solely for commercial or business purposes and not for personal, family or household purposes.

(7) Except as expressly set forth in the financial statements delivered to Lessor in connection herewith or otherwise disclosed in writing to Lessor, (i) Lessee does not owe any amount of money to, or have any contract with or commitment to (including without limitation guaranties) any of Lessee’s directors, officers, employees, agents, owners, vendors, customers, consultants, parents, subsidiaries or affiliates (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of Lessee’s business consistent with past practice), and none of such persons or entities owes any amount to Lessee, and (ii) no part of the property or assets (including any item of leased equipment or property) of any parent, subsidiary or affiliate of Lessee is used by Lessee in its business. Lessee has disclosed to Lessor the identity of and basic contact information for, any parent, subsidiary or affiliate of Lessee. Lessee has disclosed to Lessor all contracts and commitments (including without limitation guaranties) between Lessee and any of Lessee’s directors, officers, employees, owners, vendors, customers, consultants, parents, subsidiaries or affiliates, and Lessee has no off-balance sheet items.

(8) No lawsuit, action, administrative, arbitration, bankruptcy, insolvency, governmental investigation or other legal or equitable proceeding of any kind is pending or threatened, or to Lessee’s knowledge, contemplated against Lessee or any of Lessee’s property or against any of Lessee’s parents, subsidiaries or affiliates or their property.

        (9) Lessee has disclosed to Lessor true, accurate and complete information regarding Lessee’s indebtedness for borrowed money or guarantees of any obligation or liability for any entity that may have a material impact on Lessee, its business or financial condition. Lessee is not in default of any provision of any agreement or guarantee evidencing or relating to its indebtedness for borrowed money.

(10) All information, materials and documents Lessee has furnished to Lessor regarding Lessee’s operations, business or financial condition fairly and accurately represent the subject matter therein presented, and are true, accurate and complete in all material respects. The books, records and accounts of Lessee fairly and accurately reflect all material transactions, and all material assets and liabilities of Lessee. Lessee’s financial statements for its most recent fiscal year, and any interim period, which Lessee has furnished to Lessor, were prepared in accordance with generally accepted accounting principles, consistently applied, and are true and correct in all material respects. Such financial statements present fairly the financial condition of Lessee as of such dates and the results of operations of Lessee for such periods, are correct and complete and are consistent with the books and records of Lessee; there has been no material adverse change in Lessee since the date thereof.

(11) No representation or warranty by Lessee in the Lease Documents or in any written information furnished, or to be furnished, to Lessor contains or will contain any untrue statement of fact, or omits or will omit to state a fact necessary to make such statements not misleading, and there is no fact that has not been disclosed to Lessor of which any officer, director, member, manager or shareholder of the Company, as the case may be, is aware that adversely affects or could reasonably be anticipated to adversely affect Lessee’s business, properties, financial condition, operations, affairs, operating results, assets, customer relations, employee relations, business prospects or otherwise.

(12) Lessee has the capacity, financial wherewithal and ability to fully perform its obligations under this Master Lease and any applicable Schedule, and there is no circumstance, event, contingency or likely change that has occurred or exists, including with the delivery of notice, the passage of time or both, that would render the Lessee unable to perform its obligations under this Master Lease or any applicable Schedule or otherwise constitute an Event of Default.

(13) Lessee shall provide immediate notice of any event that would cause (i) any of the foregoing to become untrue, or (ii) an Event of Default.

5.	TAXES

        Lessee shall pay to Lessor all taxes, fees, assessments and charges paid, payable or required to be collected by Lessor, however designated, which are levied or based on any rental or other payment or amount due under the Lease, or on the

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possession, use, operation, lease, rental, sale, purchase, control or value of the Leased Property, including without limitation registration and license fees and assessments, recycling fees, appraisal fees, state and local privilege or excise taxes, documentary stamp taxes or assessments, sales and use taxes, personal and other property taxes, and taxes or charges based on gross revenue, but excluding taxes based on Lessor’s net income. Lessor will send to Lessee monthly, or upon such other applicable period, invoices itemizing applicable taxes due with respect to such period, and Lessee shall promptly remit to Lessor all taxes in advance of their payment due date. Any failure on the part of Lessor to send any applicable tax invoice to Lessee shall not relieve Lessee from its obligations hereunder. Lessee shall pay to Lessor all penalties and interest resulting from its failure to timely remit all taxes to Lessor. Lessee shall also pay all applicable fees and servicing costs associated with processing and paying sales and property taxes.

6.	NET LEASE

        This Master Lease, and each Schedule, is a fully net, non-cancelable lease that cannot be terminated for any reason except as otherwise expressly provided herein. Lessee has no right of prepayment unless agreed to in writing by Lessor. Lessee shall be solely responsible for all costs and expenses of every nature arising out of the possession, use and operation of the Leased Property, including all rentals, taxes and other charges due hereunder. LESSEE’S OBLIGATION TO PAY PROGRESS SERVICE CHARGES, BASE MONTHLY RENTAL AND ALL OTHER SUMS DUE HEREUNDER, INCLUDING WITHOUT LIMITATION ANY AND ALL COSTS AND EXPENSES, REASONABLE ATTORNEY FEES AND COURT COSTS, SHALL BE ABSOLUTE, INDEPENDENT, IRREVOCABLE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO, AND LESSEE HEREBY WAIVES, ANY ABATEMENT, RECOUPMENT, DEFENSE, CLAIM, COUNTER-CLAIM, REDUCTION, SET-OFF, OR ANY OTHER ADJUSTMENT OF ANY KIND FOR ANY REASON WHATSOEVER (INCLUDING ANY PRESENT OR FUTURE CLAIMS OF LESSEE AGAINST LESSOR OR ANY ASSIGNEE, OR AGAINST ANY SUPPLIER OR OTHER PARTY). Neither this Master Lease, nor any Schedule, shall terminate nor shall the obligations of Lessee be affected by reason of any defect in, damage to, or any loss or destruction of the Leased Property or any portion thereof from any cause whatsoever, or the interference with the use thereof by any private person, entity or government authority or as a result of any war, riot, insurrection, acts of terrorism, strikes or other labor disturbance, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar. Failure on the part of any Supplier to deliver the Leased Property or any portion thereof to Lessee shall not relieve Lessee of the obligation to pay rent or any other obligation under any Schedule. It is the express intention of Lessor and Lessee that all rental and other sums payable by Lessee under the Lease shall be, and continue to be, payable in all events throughout the Term. Lessee shall be responsible for and shall indemnify Lessor against all costs, expenses and claims of every nature whatsoever arising out of or in connection with or related to the Master Lease, any Schedule or the Leased Property. The Lease shall be binding upon Lessee, its successors and permitted assigns and shall inure to the benefit of Lessor and its Assignee(s).

7.	USE; ALTERATIONS; RETURNS; RECALLS

(a) Upon or prior to delivery of any Leased Property to Lessee, Lessee shall pay all shipping, delivery, installation and insurance charges with respect thereto. Lessee shall cause the Leased Property to be installed, used, operated and, at the termination of the Lease, if applicable, removed (i) in accordance with any applicable manufacturer’s manuals or instructions, (ii) by competent and duly qualified personnel only, (iii) in accordance with applicable governmental regulations, and, if required by Lessor, (iv) decontaminated in accordance with Section 7(e) hereof.

(b) Except with the written consent of Lessor to the contrary, Lessee shall at all times keep the Leased Property in its sole possession and control. The Leased Property shall not be moved from the location stated in the applicable Schedule without the prior written consent of Lessor. Lessee shall comply with all applicable laws, regulations, ordinances, requirements, rules and orders, all manufacturers’ instructions and warranty requirements, and with the conditions and requirements of all applicable policies of insurance.

(c) Lessee may not make alterations or modifications or affix attachments or accessories to the Leased Property (“Improvements”) without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Any Improvements shall be made at Lessee’s sole expense, shall not interfere with the normal and satisfactory operation or maintenance of the Leased Property, and shall not void or otherwise adversely affect any warranties on the Leased Property. Unless Lessor shall otherwise agree in writing, all Improvements shall automatically become subject to the applicable Schedule and shall be and become, without further action by any party, the property of Lessor upon their attachment to the Leased Property, or, at the option of Lessor and at Lessee’s sole expense, such Improvements shall be removed by Lessee at or before the expiration or termination of the Lease and the Leased Property restored at Lessee’s sole expense to its original condition, reasonable wear and tear excepted only.

        (d) The Leased Property consists solely of, and shall at all times be deemed, personal property and not fixtures. The Leased Property is removable from and is not essential to the premises at which the Leased Property is located. The Leased

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Property is and shall remain personal property during the Term notwithstanding that any portion thereof may in any manner become affixed, attached to or located on real property or any improvement thereon. Lessee shall not affix or attach any of the Leased Property to any real property in any manner which would change its nature from that of personal property to real property or to a fixture or permit such to occur. Lessee shall not permit the Leased Property to become an accession to other goods or a fixture to, or part of, any real property. Lessee will obtain and deliver to Lessor a lien waiver, subordination or other instrument in a form satisfactory to Lessor, from all persons not a party hereto who might assert an interest, lien or other claim in the Leased Property.

(e) Subject to Section 19, Lessee shall, at the expiration or termination of the Lease, at Lessee’s sole expense, de-install, pack and return the Leased Property to Lessor at such location as shall be designated by Lessor in the same operating order, repair, condition and appearance as of the Acceptance Date, reasonable wear and tear excepted only, with all current engineering changes and updates prescribed by the Supplier. In addition, at the sole option of Lessor, Lessee shall, at Lessee’s sole expense and prior to the return of the Leased Property, cause the Supplier or its duly authorized designee to decontaminate the Leased Property, if required, in accordance with all applicable laws, regulations, requirements, rules, orders and Supplier specifications. Lessee shall provide Lessor with written verification certifying such decontamination. Until the return of the Leased Property to Lessor, Lessee shall be obligated to pay the Base Monthly Rental and all other sums due under the Lease. Upon or prior to redelivery to Lessor, Lessee shall arrange and pay for such repairs as are necessary for the Supplier to accept the Leased Property under a maintenance contract at its then standard rates.

        (f) In the event the Leased Property includes software (“Software”), the following shall apply: (i) Lessee shall possess and use the Software in accordance with the terms and conditions of any license agreement (the “License”) entered into with the vendor of such Software and shall not breach the License (at Lessor’s written request, Lessee shall provide a complete copy of the License to Lessor), (ii) Lessee acknowledges and agrees that Lessor has an interest in the License and Software due to its payment of the price or license fee thereof and represents to Lessor that it, and any Assignee, is an assignee or third-party beneficiary of the License, (iii) as due consideration for Lessor’s payment of the price or license fee of the License and Software and for providing the Software to Lessee at a lease rate (as opposed to a debt rate), Lessee agrees that Lessor is leasing (and not financing) the Software to Lessee, (iv) except for the original price or license fee paid by Lessor, Lessee shall, at its own expense, pay promptly when due all servicing and maintenance fees, update and upgrade costs, modification costs, and all other costs and expenses relating to the License and Software and maintain the License in effect during the Term and (v) the Software shall be deemed Leased Property for all purposes under the Lease.

(g) With regard to Software, at the expiration or termination of any Lease, or upon demand by Lessor upon the occurrence of an Event of Default, Lessee shall (i) delete from its systems all Software then installed, (ii) destroy all copies or duplicates of the Software which were not returned to Lessor and (iii) cease all use of the Software.

(h) In the event all or any part of the Leased Property becomes subject to recall, Lessee shall, at its sole expense, make any and all arrangements necessary to ensure that the recall is fully honored and carried out by way of repair, modification, replacement or other remedy suggested by the Supplier. Lessee shall provide Lessor with copies of any recall notices and all verifications that any such recall and any remedy has been honored and completed.

8.	REPAIRS AND MAINTENANCE

Lessee shall promptly pay or perform all costs, expenses and obligations of every kind and nature incurred in connection with the use, maintenance, servicing, repair or operation of the Leased Property which may arise or be payable during the Term, and shall keep the Leased Property in as good repair, condition and working order as when delivered to Lessee, reasonable wear and tear from the proper use thereof alone excepted, and shall furnish, at its expense, any and all parts, mechanisms and devices required to keep the Leased Property in such good repair, condition and working order, and will permit the Supplier to make all free-of-charge engineering changes, all so that the Leased Property will remain acceptable to the Supplier for maintenance and warranties or as otherwise required by law or regulation or in accordance with applicable industry standards. Without limiting the foregoing, Lessee shall, at its own expense, make appropriate arrangements for maintenance of the Leased Property, including without limitation entering into and maintaining a service contract with the Supplier or other person or entity authorized by the Supplier covering at least prime shift maintenance. Lessee shall keep complete records and documents regarding the use, maintenance and repair of the Leased Property. Lessor shall have no obligation to install, erect, test, adjust, maintain or service the Leased Property.

9.	OWNERSHIP; INSPECTION

        (a) The Leased Property shall, at all times, be the sole and exclusive property of Lessor or its Assignees. Lessee shall have no right, title or interest in the Leased Property, except for Lessee’s right to use the Leased Property pursuant to this Master Lease. For purposes of the foregoing, Lessee hereby transfers to Lessor all of Lessee’s current or future right, title and interest, if any, in and to the Leased Property, free and clear of all liens, security interests, claims, charges and encumbrances. Lessor and Lessee agree that the Lease is a “finance lease” as defined in

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Article 2A of the Uniform Commercial Code as in effect in the State of Utah (“UCC”), and is not a lease intended as security. Lessor and Lessee agree that this Master Lease, including any Schedule, is intended to be a “true lease” as that term is commonly used in the Internal Revenue Code of 1986, as amended. Lessor may affix (or require Lessee to affix) tags, decals, markings, labels or other indicia to the Leased Property indicating Lessor’s ownership of the Leased Property, and Lessee shall not permit their removal or concealment. Lessee shall not permit the name of any person or entity other than Lessor or its Assignee to be placed on the Leased Property as a designation that might be interpreted as a claim of ownership or security interest. Lessee shall immediately notify Lessor in writing concerning any damage or loss to the Leased Property, including without limitation any damage or loss arising from the alleged or apparent improper manufacture, functioning or operation of the Leased Property.

(b) LESSEE SHALL KEEP THE LEASED PROPERTY AND LESSEE’S INTEREST UNDER THE LEASE FREE AND CLEAR OF ALL LIENS, SECURITY INTERESTS, CLAIMS, CHARGES AND ENCUMBRANCES EXCEPT THOSE CREATED BY OR OTHERWISE PERMITTED IN WRITING BY LESSOR.

(c) Lessor or its agents shall have free access to the Leased Property at all reasonable times during normal business hours to inspect the Leased Property and for any other purposes contemplated in this Master Lease. Lessee shall pay all inspection costs incurred by Lessor. Lessee shall give Lessor immediate notice and copies of all notices, reports or inquiries (including any relating to any security interest or other encumbrance or lien), and of all seizure, attachment or judicial process relating to the Leased Property.

(d) Lessee authorizes Lessor and any Assignee to file UCC-1 financing statements or precautionary or other filings as Lessor or Assignee deems necessary or to take any other measures necessary to protect their interest in the Leased Property.

10.	WARRANTIES; WAIVERS

        (a) Lessee acknowledges that Lessor is not the manufacturer of the Leased Property nor the manufacturer’s agent nor a dealer therein. Lessee acknowledges and agrees that the Leased Property (i) is of a size, design, capacity, description and manufacture selected by Lessee, and (ii) that Lessee is satisfied that the Leased Property is suitable and fit for its purposes. LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASED PROPERTY IS LEASED “AS IS, WHERE IS,” WITH ALL FAULTS, AND THAT LESSOR HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE LEASED PROPERTY, INCLUDING WITHOUT LIMITATION ANY

WARRANTY OR REPRESENTATION AS TO: (i) THE DESCRIPTION, CONDITION, DESIGN, QUALITY, CHARACTER, ORIGIN OR PERFORMANCE OF THE LEASED PROPERTY, THE QUALITY OR CAPACITY OF MATERIALS OR WORKMANSHIP IN THE LEASED PROPERTY, OR THE CONFORMITY OF THE LEASED PROPERTY TO ANY PARTICULAR SPECIFICATIONS, (ii) ITS MERCHANTABILITY OR FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE, WHETHER OR NOT DISCLOSED TO LESSOR, AND/OR (iii) DELIVERY OF THE LEASED PROPERTY FREE OF THE RIGHTFUL CLAIM OF ANY PERSON BY WAY OF INFRINGEMENT OR THE LIKE. LESSOR EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES AND ANY OTHER WARRANTY. Lessee further acknowledges and agrees that neither the Supplier nor any salesperson or other agent or employee of such Supplier, nor any financial intermediary, broker or other party, is an agent for or has any authority to act or speak for, or bind, Lessor in any manner; nor is Lessor an agent or representative of such Supplier, financial intermediary broker or other party. Any delay in delivery of the Leased Property shall not affect the validity of this Master Lease or Lessee’s obligations hereunder. If the Leased Property includes any Software and the Software is not properly installed, does not function as represented or warranted by the vendor or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the vendor and shall nevertheless pay all sums payable under the Lease, Lessee hereby waiving the right to make any such claims against Lessor. Lessor shall not be liable to Lessee or any third party for any loss, damage or expense of any kind or nature caused, directly or indirectly, by the Leased Property, or the use, possession or maintenance thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repair, service or adjustment, or by any interruption of service or loss of use thereof (including without limitation Lessee’s use of or right to use any Software) or for any loss of business howsoever caused.

(b) NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY SCHEDULE TO THE CONTRARY OR OTHERWISE, LESSOR SHALL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO LESSEE OR ANY THIRD PARTY FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, WHETHER IN AN ACTION BASED ON CONTRACT, TORT (INCLUDING STRICT OR PRODUCTS LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE THEORY INCLUDING WITHOUT LIMITATION LOSS OF ANTICIPATED PROFITS, BENEFITS OF USE OR LOSS OF BUSINESS, EVEN IF LESSOR IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

        (c) EACH OF LESSOR AND LESSEE EXPRESSLY UNDERSTAND AND AGREE THAT EVERY PROVISION

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OF THIS MASTER LEASE AND THE LEASE DOCUMENTS WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE FROM ANY OTHER PROVISION AND IS A SEPARABLE AND INDEPENDENT ELEMENT OF RISK ALLOCATION AND IS INTENDED TO BE ENFORCED AS SUCH.

(d) To the extent assignable, Lessor assigns to Lessee all warranties on the Leased Property, including without limitation any warranties described in any purchase contract, which assignment shall be effective only (i) during the Term, and (ii) so long as no Event of Default exists.

        (e) TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY SECTIONS 70A-2A-508 – 522 OF THE UCC OR ANY SIMILAR LAWS OR RIGHTS (INCLUDING ANY AND ALL RIGHTS AND REMEDIES NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE, INCLUDING THE UCC) WHETHER ARISING UNDER THE LAWS OF THE STATE OF UTAH OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LESSEE’S RIGHTS TO: (I) CANCEL THE LEASE, (II) REPUDIATE THE LEASE, (III) REVOKE ACCEPTANCE OF THE LEASED PROPERTY, (IV) CLAIM, GRANT OR PERMIT A SECURITY INTEREST IN THE LEASED PROPERTY, (V) DEDUCT ALL OR ANY PART OF ANY CLAIMED DAMAGES RESULTING FROM LESSOR’S DEFAULT, IF ANY, UNDER THE LEASE, (VI) COVER BY MAKING ANY PURCHASE OR LEASE OF OR CONTRACT TO PURCHASE OR LEASE PROPERTY IN SUBSTITUTION FOR THE LEASED PROPERTY, (VII) RECOVER ANY GENERAL, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, FOR ANY REASON WHATSOEVER AND (VIII) TO COMMENCE LEGAL ACTION AGAINST LESSOR FOR SPECIFIC PERFORMANCE, REPLEVIN, SEQUESTRATION, CLAIM, DELIVERY OR SIMILAR CLAIM WITH RESPECT TO THE LEASED PROPERTY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY REQUIRE LESSOR TO SELL, LEASE OR OTHERWISE USE ANY LEASED PROPERTY IN MITIGATION OF LESSOR’S DAMAGES OR WHICH MAY OTHERWISE LIMIT OR MODIFY ANY OF LESSOR’S RIGHTS OR REMEDIES HEREUNDER. LESSOR AND LESSEE HEREBY ACKNOWLEDGE AND AGREE THAT THE FOREGOING HAS BEEN EXPRESSLY NEGOTIATED BY LESSOR AND LESSEE.

11.	ASSIGNMENT BY LESSOR

(a) Lessor may assign or otherwise transfer all or any part of its right, title and interest in and to the Lease Documents and/or any Leased Property to a third-party (“Assignee”) either outright, for financing purposes or otherwise as security for loans. The term “Lessor” as used herein shall also include and refer to any such Assignee, as applicable. Upon notice of any such transfer or assignment and instruction from Lessor, Lessee shall pay all Progress Service Charges, Base Monthly Rental and other rents or payments and perform all other obligations of Lessee under the Lease Documents to Assignee (or its designee). Upon any such assignment or transfer, LESSEE’S OBLIGATIONS UNDER THE LEASE WITH RESPECT TO ASSIGNEE SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, RECOUPMENT, DEFENSE, OFFSET OR COUNTERCLAIM FOR ANY REASON, ALLEGED OR PROVEN, INCLUDING BUT NOT LIMITED TO ANY DEFECT IN ANY LEASED PROPERTY, THE CONDITION, DESIGN, OPERATION OR FITNESS FOR USE OF ANY LEASED PROPERTY OR ANY LOSS OR DESTRUCTION OR OBSOLESCENCE OF ANY LEASED PROPERTY OR ANY PART THEREOF, THE PROHIBITION OR OTHER RESTRICTIONS AGAINST LESSEE’S USE OF ANY LEASED PROPERTY, THE INTERFERENCE WITH SUCH USE BY ANY PERSON OR ENTITY, ANY FAILURE BY LESSOR TO PERFORM ANY OF ITS OBLIGATIONS CONTAINED IN THE LEASE DOCUMENTS, THE INSOLVENCY OR BANKRUPTCY OF LESSOR, OR FOR ANY SUCH CAUSE. Lessee hereby waives and will not assert against any Assignee any claims, defenses or set-offs which Lessee could assert against Lessor. Notwithstanding the foregoing, Lessor may retain and perform the servicing hereunder.

(b) Upon any such assignment or transfer, Lessee shall promptly execute or otherwise authenticate and deliver to Lessor estoppel certificates, acknowledgements of assignment, records and other documents or instruments requested by Lessor in connection with such assignment or transfer.

12.	QUIET ENJOYMENT

So long as Lessee is not in Default, Lessee shall be entitled to quietly possess the Leased Property subject to and in accordance with the terms and conditions of the Lease.

13.	GENERAL INDEMNITY

        (a) Lessee shall indemnify, defend and hold Lessor, its officers, directors, employees, agents, representatives, owners and Assignees harmless from and against any and all claims, (whether sounding in tort, contract or otherwise), losses, demands, penalties, fines, liabilities, settlements, damages, charges, judgments, suits and legal proceedings, and any and all costs and expenses related thereto (including reasonable attorney fees and court costs) of whatever kind or nature known or

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unknown, contingent or otherwise, arising out of or in any way relating to (i) the Lease Documents and/or Leased Property, including without limitation the manufacture, purchase, financing, ownership, rejection, delivery, non-delivery, transportation, installation, possession, use, operation, maintenance, condition, lease, return, storage or disposition thereof, (ii) injury to or death of persons or for damage to property, (iii) Lessee’s financial or tax accounting treatment of any Lease or the Leased Property, (iv) latent and other defects in the Leased Property, whether or not discoverable, (v) patent, trademark, copyright, trade secret or other infringement, (vi) claims arising out of Section 21, and (vii) claims for wrongful, negligent or improper acts or misuse by Lessor. Lessee shall give Lessor prompt written notice of any such claim or liability. The provisions of this Section 13 shall survive the expiration, cancellation or termination of any Lease.

(b) Upon request of Lessor, Lessee shall, at Lessee’s expense, assume the defense of all demands, claims, actions, suits and proceedings against Lessor for which indemnity is provided hereunder, with, at Lessor’s option, Lessor’s participation in such defense. Lessor shall be subrogated to all rights of Lessee for any matter which Lessor has assumed obligation hereunder, and may settle any such demand, claim or action without Lessee’s prior consent and without prejudice to Lessor’s right to indemnification hereunder.

14.	RISK OF LOSS OR DAMAGE

(a) At all times during the continuance of this Master Lease, Lessee hereby assumes and shall bear all risk of loss, including without limitation for any and all theft, damage, destruction, non-delivery or requisition of the Leased Property or any part thereof (a “Casualty Occurrence”). NO CASUALTY OCCURRENCE SHALL REDUCE, IMPAIR OR OTHERWISE AFFECT ANY OBLIGATION OF LESSEE, INCLUDING WITHOUT LIMITATION ALL PAYMENT OBLIGATIONS, UNDER THE LEASE DOCUMENTS, WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

        (b) In the event of a Casualty Occurrence, and irrespective of payment from any insurance coverage maintained by Lessee, but applying full credit therefor, Lessee shall, at the option of Lessor, (i) place the Leased Property in as good or better repair, condition and working order as before the Casualty Occurrence (assuming the replaced Leased Property or part thereof was in the condition required by the Lease), (ii) replace the Leased Property (or any part thereof) with like property of equal or greater value and quality, in as good or better repair, condition and working order as the replaced Leased Property or part thereof (assuming the replaced Leased Property or part thereof was in the condition required by the Lease), and transfer clear title to such replacement property to Lessor whereupon such replacement property shall be deemed the Leased Property for all purposes under the Lease or (iii) pay to Lessor an amount equal to the

Casualty Loss Value (defined in the Casualty Loss Schedule) for the month prior to such Casualty Occurrence, as specified in the applicable Casualty Loss Schedule, in order to compensate Lessor for the loss of or damage to the Leased Property resulting from such Casualty Occurrence. Lessee shall execute any documents or instruments Lessor deems necessary to ensure Lessor’s interest in any replacement property. Any replaced Leased Property or part thereof will no longer be part of the “Leased Property,” and Lessor will transfer its interest therein to Lessee without recourse or warranty, “as-is” and “where-is” without any representation or warranty of any kind.

(c) Lessee shall notify Lessor in writing of any Casualty Occurrence within ten (10) days of the actual date of the Casualty Occurrence. Lessor will notify Lessee of its election of either option (i), (ii) or (iii) set forth in Section 14(b) above within ten (10) business days of Lessor’s receipt of Lessee’s written notice. Lessee will fully perform the repair, replacement or payment (as elected by Lessor) within (A) thirty (30) days of the date of Lessor’s election notice to Lessee, or (B), in the case of Lessor’s election to have the Leased Property subject to the Casualty Occurrence repaired, if such repair cannot be reasonably completed within such thirty (30) day period, Lessee shall commence and diligently pursue such repair to completion within such thirty (30) day period provided that such repair shall be completed within sixty (60) days.

15.	INSURANCE

        At all times during the continuance of this Master Lease, Lessee shall at its sole cost and expense maintain in full force and effect “all risk” extended coverage fire and casualty insurance on the Leased Property, and comprehensive general liability insurance (including product liability, public liability and property damage insurance) in amounts and with carriers reasonably satisfactory to Lessor. Such insurance shall name Lessor and any Assignee as additional insureds or loss payees, as applicable, as their interests may appear. Such policies shall (i) provide that they may not be cancelled or materially altered unless thirty (30) days prior written notice is given to all parties named therein, (ii) contain a breach of warranty clause reasonably satisfactory to Lessor, (iii) provide that such coverage is “primary” and (iv) if it is an umbrella or excess liability policy, provide full coverage in the amount of its maximum limit in the event of the failure or absence of primary coverage. Upon Lessor’s written request, Lessee shall provide Lessor with one or more certificates of insurance evidencing such insurance coverage. If, within fifteen (15) days after Lessee’s receipt of such request, Lessee has not provided Lessor with satisfactory certificates, then Lessor may, at Lessor’s option, obtain such insurance until Lessee provides the certificates, and Lessee shall reimburse Lessor for the full costs of such insurance. Lessor shall have full power to collect insurance proceeds and, at its option, apply them to any of Lessee’s obligations, whether or not matured, or to Leased Property repair or replacement, and to retain any excess as security for Lessee’s obligations under the

Master Lease Number: TFG/BI 061510

Lease. Lessee grants Lessor an irrevocable power of attorney, such power coupled with an interest, to sign, endorse or negotiate for Lessor’s benefit any instrument representing proceeds of any required insurance. Lessor shall have the unconditional and irrevocable right and power to compromise or settle any dispute with any insurance company.

16.	EVENTS OF DEFAULT

(a) There shall be an “Event of Default” under any Lease if any one or more of the following shall occur:

(1) Lessee fails to make any payment of rent, including without limitation Progress Service Charges or Base Monthly Rental, when due which continues unremedied for five (5) days.

(2) Lessee fails to make any payment of tax, charge or other amount (other than rent) when due under the Lease which continues unremedied for five (5) days after notice is given to Lessee.

(3) Lessee fails to observe or perform any covenant or obligation required to be observed or performed under the Lease Documents which failure continues unremedied for ten (10) days after notice is given to Lessee, subject to any applicable grace or cure period expressly provided for herein.

(4) Lessee fails to obtain or maintain required insurance.

(5) Lessee makes any attempt (whether or not successful) to remove, sell, assign, transfer, convey, encumber, grant a security interest in, sublet or relinquish possession of the Leased Property (or any part thereof) or any interest under any Lease Documents, or permits a judgment or other claim to become a lien upon any or all of Lessee’s assets or upon the Leased Property.

(6) Lessee permits the Leased Property to become subject to any levy, seizure, attachment, assignment or execution, or Lessee abandons the Leased Property (or any part thereof).

(7) Any judgment shall be obtained against Lessee which, together with all other outstanding unsatisfied judgments against Lessee, shall exceed the sum of $100,000 (excluding amounts covered by insurance policies as to which liability and coverage has not been disputed by the insurance carrier), and the same are not, for a period of thirty (30) consecutive days after the entry thereof (or if the applicable jurisdiction allows sixty (60) days for appeals, then sixty (60) consecutive days after the entry thereof), satisfied, vacated, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(8) Lessee breaches any of its representations, warranties or covenants made under any Lease Documents, or if any such representations or warranties shall be false, incomplete or misleading in any material respect when made.

(9) Lessee commits, is convicted of, or enters a plea arrangement related to any act of illegality, fraud or other unlawful or immoral conduct that may have an adverse impact on Lessee’s business, financial condition or reputation.

(10) Lessee defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Lessee’s property or Lessee’s ability to perform its obligations under this Master Lease or any applicable Schedule.

(11) The dissolution, liquidation, termination or conversion of Lessee’s assets or existence as a going business, the insolvency of Lessee, the appointment of a receiver for any part of Lessee’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Lessee. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Lessee or by any governmental agency against any collateral securing Lessee’s obligations hereunder.

(12) Lessee shall suffer a material adverse change in its business, properties, financial condition, operations, affairs, operating results, assets, customer relations, employee relations, business prospects or otherwise as reasonably determined by Lessor, or Lessor otherwise deems itself insecure.

(13) Except in accordance with Section 24, Lessee shall undergo a change of control, whether by (i) the acquisition in any transaction or series of transactions by any person or group of persons (other than the persons who are owners of the stock or membership interests of Lessee as of the date hereof) of a material portion of the beneficial ownership of Lessee, (ii) merger, reorganization, consolidation, share exchange or similar transaction, (iii) the sale, lease or disposition of all or substantially all of the assets of Lessee or (iv) a change in control of its board of directors, managers or other comparable governing body.

Master Lease Number: TFG/BI 061510

(14) Lessee shall incur a substantial amount of additional indebtedness or Lessee’s debt to equity ratio shall materially increase.

(15) Lessee shall be in default under any other Schedule or agreement executed with Lessor, or shall fail to provide financial statements to Lessor as required hereunder.

(16) Lessee breaches any License or other agreement for Software.

(17) Lessee fails to promptly execute or otherwise authenticate and deliver to Lessor or its assigns any document, instrument or record, as applicable, required under the terms of this Master Lease or any Schedule, or Lessee files or causes to be filed a termination statement for any financing statement filed by Lessor or Assignee.

(18) Lessor in good faith believes that the prospect of payment or performance has become impaired, or if Lessee takes any action, makes any representation or fails to do anything requested by Lessor, at any time before or after the execution of this Master Lease, the result of which causes Lessor, in good faith, to believe that the prospect of Lessee’s payment or performance under the Lease is impaired.

(19) Any of the preceding events occurs with respect to any guarantor of Lessee’s obligations hereunder or any guarantor revokes or disputes the validity of, or liability under, any guaranty, or any guarantor, if an individual, dies or becomes incompetent.

The term “Default” shall mean an Event of Default or an event which would be an Event of Default with the passage of time or the giving of notice, or both.

(b) No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

17.	REMEDIES

(a) Upon the occurrence of any Event of Default, Lessor may, with or without the giving of notice, do any one or more of the following:

(1) Enforce this Master Lease according to its terms.

(2) Advance funds on Lessee’s behalf to cure the Event of Default, whereupon Lessee shall immediately reimburse Lessor therefor, together with late charges, interest and penalties accrued thereon.

(3) Refuse to deliver the Leased Property to Lessee.

(4) Refuse to fund any Schedule.

(5) Cancel or terminate this Master Lease and/or any or all Schedules.

(6) Require additional collateral to secure the Lease.

(7) Declare any Lease immediately due and payable.

(8) If Lessor determines, in its sole and absolute discretion, not to take possession of the Leased Property, Lessor shall continue to be the owner of the Leased Property and may, but is not obligated to, dispose of the Leased Property by sale or otherwise on any terms determined by Lessor in its sole and absolute discretion and for its own account.

(9) Declare immediately due and payable all rentals, payments and other amounts due or to become due hereunder and/or under any Schedule for the full Term of the Lease (including any extension, renewal and purchase options contained herein).

(10) With or without terminating the Lease, recover the Casualty Loss Value of the Leased Property as of the rental payment date immediately preceding the date of Default.

(11) Repossess the Leased Property wherever found, with or without legal process, and for this purpose Lessor and/or its agents or Assignees may, at any hour, without notice, and without liability except for malicious acts (any damages occasioned by such repossession being hereby expressly waived by Lessee), enter upon any premises of or under the control of Lessee or any agent or bailee of Lessee, and remove the Leased Property therefrom; Lessee further agrees, on demand, whether or not a Lease is terminated, to assemble the Leased Property and make it available to Lessor at a place to be designated by Lessor.

        (12) In its sole and absolute discretion, sell, re-lease or otherwise dispose of any or all of the Leased Property, securing, whether or not in Lessor’s possession, in a commercially reasonable manner at public or private sale with notice to Lessee (the parties agreeing that ten (10) days’ prior written notice shall constitute adequate notice of such sale), and apply the net proceeds of any such disposition, after deducting all costs incurred by Lessor in connection with such Default and disposition to the obligations of Lessee hereunder and under any applicable Schedule, including without limitation any extension, renewal or purchase options, or retain any or all of the Leased Property in full or partial satisfaction, as the case may be, with Lessee remaining liable for any deficiency. The sale, re-lease or other disposition may, at Lessor’s sole option, be conducted at Lessee’s premises. Lessor may at its sole and absolute discretion recover from Lessee

Master Lease Number: TFG/BI 061510

liquidated damages for the loss of a bargain and not as a penalty an amount equal to Lessor’s damages.

(13) If Lessee breaches any of its obligations under Section 7(g) of this Master Lease with regard to Software, Lessee shall be liable to Lessor for additional damages in an amount equal to the original price paid by Lessor for the Software, and, at Lessor’s option, Lessor shall be entitled to injunctive or other equitable relief.

(14) Exercise any other right or remedy which may be available to Lessor under the UCC or any other applicable law or at equity.

(15) A cancellation or termination hereunder shall occur only upon written notice by Lessor and only as to such Leased Property as Lessor specifically and expressly elects to cancel or terminate and this Master Lease and any applicable Schedule shall continue in full force and effect as to the remaining portions of Leased Property, if any.

(16) Lessor may (i) by notice to Lessee, declare any Software License terminated, in which event the right and license of Lessee to use the Software shall immediately terminate, and Lessee shall thereupon cease all use of the Software and return all copies thereof to Lessor or the original Vendor, as applicable and (ii) have access to and disable the Software by any means deemed necessary by Lessor, for which purposes Lessee hereby expressly consents to such access and disablement, promises to take no action that would prevent or interfere with Lessor’s ability to perform such access and disablement and waives and releases any and all claims that it has or might otherwise have for any and all losses, damages, expenses or other detriment that it might suffer as a result of such access and disablement. Lessee acknowledges and agrees that the detriment which Lessor will suffer as a result of a breach by Lessee of the obligations contained in the License cannot be adequately compensated by monetary damages, and therefore Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this subsection. LESSEE AGREES THAT LESSOR SHALL HAVE NO DUTY TO MITIGATE LESSOR’S DAMAGES UNDER ANY LICENSE BY TAKING LEGAL ACTION TO RECOVER THE SOFTWARE FROM LESSEE OR ANY THIRD PARTY, OR TO DISPOSE OF THE SOFTWARE BY SALE, RE-LEASE, RE-LICENSING OR OTHERWISE.

        (17) With respect to any exercise by Lessor of its right to recover and/or dispose of any Leased Property securing Lessee’s obligations under any Schedule, Lessee acknowledges and agrees as follows: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare the Leased Property for disposition, (ii) Lessor may comply with any applicable state or federal law in connection with any disposition of the Leased Property, and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Leased Property, (iii) Lessor may but shall have no obligation to specifically disclaim any warranties of title or the like with respect to the disposition of the Leased Property and (iv) if Lessor purchases any of the Leased Property, Lessor may but shall have no obligation to pay for the same by crediting any of Lessee’s obligations under any Lease Documents.

(18) In addition to the foregoing remedies, with respect to any Software, Lessor shall have the right to retain and fully exercise all of its rights and elections under Title 11 of the United States Code (the “Bankruptcy Code”), specifically including without limitation Section 365 of the Bankruptcy Code. If a petition in bankruptcy is filed by or against Lessee, Lessee agrees to assume or reject this Master Lease and all applicable Schedules, including the License granted to Lessee, within sixty (60) days thereof. The personal property lease of the Leased Property and the Software License may not be severed for purposes of a Lease unless otherwise agreed to by Lessor in writing in its sole and absolute discretion.

(b) The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies of Lessor and shall be in addition to every other right, power and remedy that Lessor may have, whether specifically granted herein or now or hereafter existing at law, in equity or by statute, regulation or rule, including without limitation those available under the UCC or Bankruptcy Code. Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lessor may deem expedient, and no delay, omission or failure by Lessor to promptly enforce any right or remedy hereunder shall operate as a waiver of such right or remedy, and Lessor’s waiver of any right or remedy shall not constitute a waiver of any prior, subsequent or other right or remedy. Any waiver by Lessor of any right or remedy must be in writing specifically identifying what is being waived. Lessor may accept late payments or partial payments of amounts due under the Lease and may delay enforcing any of Lessor’s rights or remedies hereunder without losing or waiving any of Lessor’s rights or remedies.

        (c) Lessor shall be entitled to recover all costs and expenses incurred by Lessor in exercising any or all of the above-listed remedies, including without limitation all costs and expenses incurred in connection with any Event of Default, the repossession, recovery, storage, repair, sale, re-lease or other disposition of the Leased Property, including without limitation reasonable attorney fees and court costs incurred in connection therewith or in connection with any collection activities, negotiated settlement or otherwise resulting or arising from Lessee’s Default, and any indemnity, plus interest on all of the

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above until paid (before and after judgment, if any) at the lesser of the rate of twenty-four percent (24%) per annum or the highest rate permitted by law.

18.	LESSOR’S TAX BENEFITS

Lessee acknowledges and agrees that Lessor shall be entitled to claim all tax benefits, credits and deductions related to the Leased Property for federal or state income tax purposes, including without limitation: (i) deductions on Lessor’s cost of the Leased Property for each of its tax years during the Term under any method of depreciation or other cost recovery formula permitted by the Internal Revenue Code of 1986, as amended (“Code”), and (ii) interest deductions as permitted by the Code on the aggregate interest paid to any Assignee (“Lessor’s Tax Benefits”). Lessee agrees to take no action inconsistent (including voluntary substitution of Leased Property) with the foregoing or which would result in the loss, disallowance, recapture or unavailability to Lessor of Lessor’s Tax Benefits. Lessee shall indemnify, defend and hold Lessor harmless from and against (A) any loss, disallowance, unavailability or recapture of Lessor’s Tax Benefits resulting from any action or failure to act on the part of Lessee, including replacement of the Leased Property, plus (B) all interest, penalties, costs (including attorney fees) or additions to tax resulting from such loss, disallowance, unavailability or recapture. Lessor’s rights under this Section 18 shall survive expiration, cancellation or other termination of this Master Lease or any Schedule. For purposes of this Section 18, “Lessor” shall include any group of which Lessor is a member that files a consolidated income tax return.

19.	LESSEE’S END OF LEASE OPTIONS

        Upon the completion of the Base Term of any Lease, provided at least one hundred eighty (180) days prior written notice is received by Lessor from Lessee via certified mail, Lessee shall irrevocably elect one of the following options: (i) purchase all, but not less than all, of the Leased Property for a price to be agreed upon by Lessor and any applicable Assignee and Lessee, (ii) extend the Lease for twelve (12) additional months at the rate specified on the respective Schedule or (iii) return the Leased Property to Lessor at Lessee’s expense to a destination within the continental United States specified by Lessor and terminate the Schedule; provided, however, that for either option (i) or (iii) to apply, all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule must first be paid in full, Lessee shall have complied with the provisions of Sections 7(b), (c), (g) and Section 8 hereof, and, with respect to option (iii), Lessee must enter into a new Schedule with Lessor to lease equipment or property which replaces the Leased Property. With respect to options (i) and (iii), each party shall have the right in its absolute and sole discretion to accept or reject any terms of purchase or of any new Schedule, as applicable. IN THE EVENT LESSOR AND LESSEE HAVE NOT AGREED TO EITHER OPTION (i) OR (iii) BY THE END OF THE BASE

TERM, OR IF LESSEE FAILS TO GIVE WRITTEN NOTICE OF ITS ELECTION VIA CERTIFIED MAIL AT LEAST ONE HUNDRED EIGHTY (180) DAYS PRIOR TO THE TERMINATION OF THE BASE TERM, THEN OPTION (ii) SHALL AUTOMATICALLY APPLY AT THE END OF THE BASE TERM. At the conclusion of the extension period provided for in option (ii) above, the Lease shall continue in effect at the rate specified in the respective Schedule for successive periods of six (6) months, each subject to termination at the end of any such successive six-month renewal period by either Lessor or Lessee giving to the other party, at least ninety (90) days prior to the end of such renewal period, written notice of termination. IN CONSIDERATION OF THE SUBSTANTIAL BENEFITS LESSEE SHALL DERIVE AND ENJOY FROM THIS MASTER LEASE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND LESSOR’S WILLINGNESS TO ENTER INTO THIS MASTER LEASE AND ASSUME ITS OBLIGATIONS HEREUNDER, LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT THE TERMS OF THIS SECTION 19 ARE FAIR AND REASONABLE AND HAVE BEEN FREELY NEGOTIATED BY THE PARTIES HERETO.

20.	GENERAL;

(a) This Master Lease and the Lease Documents duly executed by Lessor and Lessee and attached hereto from time to time shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supercede all prior communications, representations, agreements and understandings, in any form, and there is no understanding or agreement between the parties, oral or written, which is not set forth herein. THIS MASTER LEASE AND THE LEASE DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT AND ANY CHANGE OR MODIFICATION MUST BE IN WRITING AND SIGNED BY THE PARTIES HERETO. Notwithstanding the foregoing, Lessee authorizes Lessor to amend any Schedule to identify more accurately the Leased Property (including without limitation supplying serial numbers or other identifying data), and such amendment shall be binding on Lessor and Lessee unless Lessee objects thereto in writing within ten (10) days after receiving notice of the amendment from Lessor.

(b) Notices required to be given hereunder shall be in writing and shall be delivered in person or sent by certified mail, return receipt requested, or by courier service (with evidence of receipt) to the address of the other party set forth in the introduction of this Master Lease or to such other address as such party shall have designated in writing by proper notice.

        (c) Time is of the essence with respect to any of Lessee’s obligations under any Lease.

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(d) The provisions contained in the Master Lease and all Schedules shall be deemed to be independent and severable. The invalidity, illegality or unenforceability of any such provision shall not affect the validity or enforceability of any other provision. The headings used herein are for convenience only and shall not affect the interpretation of any provision hereof.

(e) THIS MASTER LEASE, THE LEASE DOCUMENTS AND THE LEGAL RELATIONSHIP BETWEEN THE PARTIES SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES. Except as set forth below, Lessor and Lessee agree that any and all claims, disputes and controversies arising out of or relating to this Master Lease shall be brought only in the state or federal courts sitting in County of Salt Lake, Utah, and Lessor and Lessee each irrevocably and unconditionally submits to the sole and exclusive jurisdiction of such courts and waive any objection to the jurisdiction or venue of such courts or Utah law governing the Lease Documents. NO LAWSUIT, PROCEEDING OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE LEASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM. Notwithstanding the foregoing, Lessee hereby acknowledges and agrees that Lessor, in its sole and absolute discretion, may also initiate proceedings in the courts of any other jurisdiction in which Lessee is organized or transacting business or where the Leased Property is located. Each of Lessor and Lessee hereby irrevocably consent to service of process in the manner provided for notices in Section 20(b); provided, however, that nothing in this Master Lease will affect the right of Lessor or Lessee to serve process in any other manner permitted by applicable law.

        (f) LESSEE ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS MASTER LEASE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MASTER LEASE OR ANY SCHEDULE. LESSEE CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF LESSOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LESSOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (ii) LESSEE UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) LESSEE MAKES SUCH WAIVERS KNOWINGLY AND VOLUNTARILY, WITH ADVICE OF COUNSEL, AND (iv) LESSOR HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, LESSEE’S WAIVERS AND CERTIFICATIONS IN SECTION 20(e) AND THIS SECTION 20(f).

(g) This Master Lease and other Lease Documents may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall, in each case, be an original, but all of which together shall constitute one and the same instrument; provided, however, that to the extent that this Master Lease or any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created or perfected through the transfer or possession of this Master Lease in and of itself without the transfer or possession or control, as applicable, of the original counterpart of such Master Lease or Schedule identified in the document or record (as applicable) marked “Original”, and all other counterparts shall be marked “Duplicate” or other similar indication of a copy.

(h) The parties acknowledge and agree that this is a “true lease” and title to the Leased Property is vested in Lessor. However, in the event a court of competent jurisdiction or other governing authority shall determine that the Lease is not a “true lease” or is a lease intended as security or that Lessor does not hold legal title to or is not the owner of the Leased Property, the following shall apply:

(1) Effective as of the execution date of the Lease, Lessee, as debtor, hereby grants a security interest to Lessor, as secured party, in the Leased Property, and other personal property, general intangibles, Improvements, replacements, substitutions and accessions to, and proceeds of, any of the foregoing (including insurance proceeds), to secure all existing and future obligations of Lessee under any Lease or other agreement with Lessor. The Lease shall be deemed to be a security agreement with Lessee having granted to Lessor a security interest in the Leased Property, and the Leased Property shall secure all obligations of Lessee under any Lease or other agreement with Lessor. With regard to any security interest created hereunder in any of the Leased Property, Lessee consents and agrees that Lessor shall have all of the rights, privileges and remedies of a secured party under the UCC.

        (2) Lessee authorizes Lessor to file any financing statements (including precautionary statements, continuation statements and amendments) and any records describing the Leased Property and to take any and all actions necessary to perfect Lessor’s security interest in the Leased Property. Lessee agrees to execute any further documents or instruments, take any further actions reasonably requested by Lessor to evidence or perfect such security interest and to

Master Lease Number: TFG/BI 061510

maintain the first priority of Lessor’s security interest, and to effectuate the rights granted to Lessor hereby.

(i) Lessor’s obligations under each Schedule are subject to Lessor’s satisfaction, in its sole and absolute discretion, as to the following: (i) lien searches in applicable jurisdictions, (ii) if requested by Lessor, a certified copy of Lessee’s organizational documents, (iii) if requested by Lessor, certificates of good standing of Lessee, and (iv) such other items requested by Lessor.

(j) In the event two or more parties execute this Master Lease as Lessee, each party shall be jointly and severally liable for all of Lessee’s representations, warranties, covenants and obligations (including without limitation payment obligations) under this Master Lease and any Schedule or other document executed in connection herewith. Any and all representations, warranties, covenants, agreements or actions made or taken by one Lessee shall be binding on all other Lessees as if made by such other Lessees.

(k) Lessee agrees that it will not, through any of its actions or omissions, cause any document, or any portion of any document, associated with any Lease to be delivered, disseminated or otherwise fall into the possession of anyone (other than Lessee’s attorneys, accountants or other advisors or other parties subject to a duty of confidentiality and who are apprised of the confidential nature of the Lease Documents) not employed by Lessee on a full time basis, without the prior written consent of Lessor. Lessee further acknowledges that any such unauthorized delivery or dissemination could cause Lessor to suffer irreparable economic harm and in consequence thereof Lessor shall be entitled to injunctive and other equitable relief to enforce the provisions of this subsection.

(l) If Lessee fails to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreements and the amount of any payments and expenses of Lessor incurred in connection with such performance or compliance (including attorney fees), together with interest thereon (before and after judgment), at the lesser of the rate of twenty-four percent (24%) per annum, or the highest rate permitted by law, shall be deemed additional rental payable by Lessee upon demand.

        (m) Lessee shall reimburse Lessor for all reasonable charges, costs, expenses and attorney fees incurred by Lessor: (i) in preparation of Lease documentation, (ii) in defending or protecting its interest in the Leased Property, (iii) in the enforcement of the Lease or the collection of any rental or other payments due under the Lease, whether or not through litigation, or judicial, administrative or other proceedings, or the preparation of any amendments or settlement agreements prepared in connection with the Lease and/or (iv) in any lawsuit or other legal or arbitration/mediation proceeding arising under the Lease.

(n) Lessee will use its best efforts to cooperate with Lessor in protecting Lessor’s interests in the Leased Property, the Lease and the amounts due under the Lease. Lessee will promptly execute, or otherwise authenticate, and deliver to Lessor such further documents, instruments, assurances and other records, and take such further action, as Lessor may reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor or its Assignee under this Lease. Lessee hereby authorizes Lessor to file UCC financing statements (including precautionary statements, continuation statements and amendments) and fixture filings, request real property waivers, and all other filings and recordings, as may be deemed necessary by Lessor. Lessee hereby authorizes and/or ratifies the filing of any UCC-1 financing statements by Lessor before or after the execution of this Lease. Upon the occurrence of an Event of Default, Lessee hereby irrevocably grants a security interest in and authorizes Lessor to file any financing statements or other security instruments, including without limitation any fixture filing, continuation or amendment, in the appropriate filing or recording office that indicate as collateral to secure Lessee’s obligations hereunder all assets of Lessee or words of similar effect, and Lessor may then enforce any rights available to a secured party under the UCC. This authorization shall be deemed to be in accordance with all the requirements of the UCC and no further authorization or act shall be deemed required to authorize Lessor to file any such financing statements, fixture filings, continuations or amendments. Lessee shall pay all costs of filing any financing, continuation or termination statements with respect to the Leased Property and Lease, including without limitation, any intangibles tax, documentary stamp tax or other similar taxes or charges relating thereto and all costs of UCC or other lien searches and of obtaining and filing any full or partial third-party releases deemed necessary or advisable by Lessor. Lessee will do whatever may be necessary or advisable to have a statement of the interest of Lessor in the Leased Property noted on any certificate of title relating to the Leased Property and will deposit said certificate with Lessor. Lessee grants to Lessor a security interest in all deposits and other property transferred or pledged to Lessor to secure the payment and performance of all of Lessee’s obligations under the Lease. Lessor is authorized to take any measures necessary to protect its interest in the Leased Property. In the event the Leased Property is in the possession of a third party, Lessee will join with Lessor in notifying the third party of Lessor’s interest in the Leased Property and obtaining an acknowledgment from the third party that the third party is holding the Leased Property for the benefit of Lessor.

        (o) Any Leased Property that is subject to title and registration laws will at all times be titled and/or registered by Lessee in such a manner and in such jurisdictions as Lessor or regulatory requirements direct. Lessee will promptly notify Lessor in writing of any necessary or advisable re-titling and/or

Master Lease Number: TFG/BI 061510

re-registration of any Leased Property in a different or additional jurisdiction.

(p) Lessee hereby authorizes and irrevocably appoints Lessor and Lessor’s agents and Assignees as Lessee’s attorney-in-fact to execute acknowledgement letters and other documents required to be executed by Lessee to effect any underwriting or perfect any security interest with regard to any Schedule or Leased Property, including without limitation to commence any Lease pursuant to Section 2(c), which appointment shall be irrevocable at all times during which Lessee’s obligations hereunder or under any Schedule remain outstanding or otherwise unsatisfied.

(q) All agreements, representations, warranties, and covenants made herein by Lessee shall survive the execution and delivery of this Master Lease and shall continue in effect so long as any obligation to Lessor under this Master Lease or any Schedule is outstanding and unpaid, notwithstanding any termination of this Master Lease or any Schedule. All of Lessor’s rights, privileges and indemnities contained herein shall survive the expiration, cancellation or other termination of this Master Lease and any Schedule, and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by, Lessor, its successors and any Assignees.

(r) If the incurring of any debt by Lessee or the payment of any money or transfer of property to Lessor or any Assignee by or on behalf of Lessee should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law, including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law (collectively “Voidable Transfers”), and Lessor is required to repay or restore any Voidable Transfers or the amount or any portion thereof, or upon the advice of Lessor’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable out-of-pocket costs, expenses, and attorney fees of Lessor related thereto, the liability of Lessee shall automatically be revived, reinstated and restored and shall exist as though the Voidable Transfers had never been made.

(s) In the event any of the Leased Property shall be deemed or otherwise become ordinary building materials incorporated into real property, Lessee hereby acknowledges and agrees that all of Lessee’s obligations hereunder shall remain in full force and effect and no such occurrence shall limit or otherwise modify Lessee’s obligations.

21.	ENVIRONMENTAL MATTERS

        (a) Lessee is in compliance in all material respects with all applicable Environmental Laws, and shall at all times operate, use, maintain and possess the Leased Property, and shall not permit the release of any Hazardous Materials in connection therewith, except in strict compliance with all applicable Environmental Laws now or hereafter applicable to the Leased Property or Lessee’s use thereof. Lessee has no material contingent liability in connection with any Environmental Laws or the release of any Hazardous Materials into the environment.

(b) “Environmental Laws” shall mean all applicable federal, state and local laws, statutes, common law, ordinances, rules, regulations, permits, authorizations, judgments or other requirements having the force and effect of law, and any judicial or administrative interpretation thereof, relating to (i) the regulation of human health, safety and the environment, (ii) emissions, discharges, releases of Hazardous Materials and (iii) the use, transportation, generation, handling, disposal of or exposure to Hazardous Materials.

(c) “Hazardous Materials” shall mean any hazardous or toxic substance, pollutant, contaminant, hazardous waste, hazardous chemical, including without limitation any substance defined or regulated as a hazardous substance under any Environmental Laws, and including without limitation asbestos, polychlorinated biphenyls (PCBs) and petroleum products including crude oil and any fraction thereof.

22.	FINANCIAL STATEMENTS

Lessee shall maintain a standard system for accounting, and Lessee, and any guarantor of Lessee, shall furnish to Lessor the following:

(a) Within ninety (90) days after its respective fiscal year end, copies of its annual audited, reviewed or compiled, as applicable, financial statements.

(b) Within forty-five (45) days after the end of each fiscal quarter, copies of its quarterly unaudited financial statements.

(c) Upon filing with the applicable tax authority, or upon request, as the case may be, copies of all federal, state and local tax returns together with all exhibits and schedules thereto; and

(d) Such other information as Lessor may reasonably request.

23.	PATRIOT ACT

        (a) Lessee is not and shall not, and shall not permit any subsidiary or affiliate to, (i) be or become subject at any time to any law, rule, regulation or list of any governmental agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits any party from making any advance or extension of credit to Lessee or from otherwise conducting business with Lessee, or (ii) fail to provide documentary and other evidence of the Lessee’s identity as may be requested by Lessor at any time to enable Lessor to verify

Master Lease Number: TFG/BI 061510

Lessee’s identity or to comply with any applicable law, rule or regulation, including without limitation Section 326 of the Patriot Act.

(b) “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107 56 (signed into law on October 26, 2001).

24.	ASSIGNMENT BY LESSEE

(a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY OR OTHERWISE, LESSEE MAY NOT ASSIGN, ENCUMBER, PLEDGE, TRANSFER, CONVEY, SELL, GRANT A SECURITY INTEREST IN, SUBLEASE OR DELEGATE THIS MASTER LEASE, ANY SCHEDULE OR OTHER LEASE DOCUMENT, OR ANY OF LESSEE’S RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR IN ANY OF THE LEASED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUCH CONSENT TO BE GIVEN OR WITHHELD IN LESSOR’S SOLE AND ABSOLUTE DISCRETION, FOR ANY REASON OR NO REASON. FURTHER, LESSEE’S RIGHTS AND OBLIGATIONS ARE NOT ASSIGNABLE BY CHANGE OF CONTROL, OPERATION OF LAW, INCLUDING WITHOUT LIMITATION BY MERGER, CONSOLIDATION, CONVERSION, REORGANIZATION, SHARE EXCHANGE, SALE OF ALL OR SUBSTANTIALLY ALL OF LESSEE’S ASSETS OR ANY SIMILAR TRANSACTION OR SERIES OF TRANSACTIONS. ANY SUCH ATTEMPTED ACTION SHALL BE VOID AB INITIO.

(b) The Lease Documents shall be binding upon Lessee’s permitted successors and assigns, and, without limiting the foregoing, shall bind all persons who become bound as a “new debtor” (as defined in the UCC) to this Master Lease and any Schedule. The Lease Documents are made for the sole and exclusive benefit of Lessor, it successors and assigns, and are not intended to benefit any other third party. No third party may claim any right or benefit or seek to enforce any term or provision of the Lease Documents.

25.	SUBMISSION OF LEASE

Submission of this Master Lease to Lessee does not constitute an offer to lease; this Master Lease shall become effective only upon execution and delivery thereof by Lessor and Lessee.

BY SIGNING BELOW, LESSEE ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTOOD THIS ENTIRE MASTER LEASE AND ALL RELATED DOCUMENTS SIGNED BY LESSEE, (ii) IT HAS BEEN REPRESENTED BY INDEPENDENT COUNSEL OF LESSEE’S CHOOSING, AND HAS HAD THE OPPORTUNITY TO HAVE LEGAL, ACCOUNTING, TAX AND ANY OTHER DESIRED REPRESENTATION AND (iii) ANY RULE OF LAW OR ANY LEGAL DECISION THAT WOULD REQUIRE INTERPRETATION OF ANY CLAIMED AMBIGUITIES IN THIS MASTER LEASE AGAINST THE PARTY THAT DRAFTED IT HAS NO APPLICATION AND ANY SUCH RIGHT IS EXPRESSLY WAIVED.

IN WITNESS WHEREOF, Lessor and Lessee, through their respective duly authorized agents, have executed this Master Lease as of the date first above written.

LESSOR:		LESSEE:

TFG-COLORADO, L.P.		BIONOVO, INC.

BY:	/s/ Jordan K. Greenwell	BY:	/s/ Tom Chesterman

NAME:	Jordan K. Greenwell	NAME:	Tom Chesterman

TITLE:	Vice President / Chief Credit Officer	TITLE:	Senior Vice President and Chief Financial Officer